CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in KeySpan Corporation's Registration Statements on Form S-3 (filed December 2, 1999) and on Form S-8 (Nos. 333-53765, 333-79151) of our report dated February 12, 1999, which is included in Exhibit 99.1 to the Current Report on Form 8-K dated December 2, 1999.




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